UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2008

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway
Minnetonka, Minnesota 55306
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)                         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
  APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
  OFFICERS

Named Executive Officer Compensation

Compensation Philosophy

The Company’s executive compensation policies are designed with one goal in mind, maximization of shareholder value over long periods of time. The Compensation Committee (the “Committee”) of the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”) believes that this goal is best pursued by utilizing a pay-for-performance program that serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize shareholder value. Through this compensation program, the Committee seeks to maximize shareholder value by aligning closely the financial interests of management with those of its shareholders.

Compensation of the Company’s senior management team, including its named executive officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards. The Committee reviews base salaries annually and adjusts them as the Committee deems appropriate. Annual bonus targets for all senior executives are set at 50% of base salary except with respect to the Chief Executive Officer. Long-term incentives for senior executives typically are comprised of performance shares. These amounts can be highly variable, as the actual number of shares settled at the end of the cycle will range from 0% to 200% of target depending on performance against pre-established goals.

On February 26, 2008, the Committee approved various elements of compensation with respect to the executive officers of the Company to be named in its 2008 Proxy Statement (“named executive officers”).  The Committee set annual salaries, approved annual bonuses pursuant to the Management Incentive Plan (“MIP”), approved payments under various long-term incentive plans, and approved awards under the 2008-2010 performance cycle of the Company’s Long-Term Incentive Plan, all as described in more detail below.  For a complete description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 5, 2007 as filed with the Securities and Exchange Commission (the “2007 Proxy Statement”).

Annual Base Salary

Annual base salaries for the named executive officers for 2008 are as follows: T. Michael Miller, President and Chief Executive Officer, will receive an annual base salary for 2008 of $500,000, an increase from his 2007 annual base salary of $400,000; Paul H. McDonough, Chief Financial Officer, will receive an annual base salary for 2008 of $375,000 (unchanged from 2007); Kevin J. Rehnberg, Senior Vice President — Specialty Lines, OneBeacon Insurance Company (“OBIC”) will receive an annual base salary for

2008 of $400,000, an increase from his 2007 annual base salary of $300,000; Drew C. Carnase, Senior Vice President-Commercial Lines, OBIC, will receive an annual base salary of $400,000, an increase from his 2007 annual base salary of $300,000; and Alexander C. Archimedes, Senior Vice President-Personal Lines, OBIC, will receive an annual base salary for 2008 of $300,000 (unchanged from 2007).

 Annual Bonus Program

Also on February 26, 2008, the Committee approved annual bonuses to be paid to each of the Company’s named executive officers under the Company’s annual bonus program, or MIP. The 2007 MIP is described in more detail in the 2007 Proxy Statement and is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and filed with the Securities and Exchange Commission on February 29, 2008 (the “2007 10-K”). The annual bonuses approved with respect to 2007 are as follows: Mr. Miller-$250,000; Mr. McDonough-$234,375; Mr. Rehnberg-$195,000; Mr. Carnase-$192,000; and Mr. Archimedes-$180,000.  The 2008 MIP target award for each of the named executive officers remains unchanged from 2007 at 50% of annual base salary with the exception of Mr. Miller, whose MIP target was increased to 75% of his annual base salary.  The 2008 MIP is substantially similar to the 2007 MIP described in the 2007 Proxy Statement and filed as an exhibit to the 2007 10-K.

Long-Term Incentive Awards

2005-2007 Performance Cycle Award Payouts. On February 26, 2008, the Committee approved payments under outstanding performance unit awards for the 2005-2007 performance cycle to the Company’s named executive officers. The value of the performance units granted increases or decreases based upon the Company’s after-tax underwriting return on capital, or after-tax UROC.  The number of performance units payable depends upon the Company’s adjusted GAAP combined ratio.  From January 1, 2005 to December 31, 2007, after-tax UROC increased by an annual average of approximately 20.3%. The Company’s adjusted GAAP combined ratio for the period was 93.4%.  The Committee determined that the performance versus the target established at the beginning of 2005 yielded a performance unit payout of 132% of target which resulted in the following payouts to the applicable named executive officers:  Mr. Miller-$2,033,590; Mr. McDonough-$791,482; Mr. Rehnberg-$796,875; Mr. Carnase-$793,408; and Mr. Archimedes-$678,441.

2007 Performance Cycle Award Payouts. On February 26, 2008, the Committee approved payments under outstanding performance share awards for the 2007 performance cycle to certain of the Company’s named executive officers. The performance goals for the 2007 performance cycle are based on the Company’s annual growth in intrinsic business value per share for 2007.  Growth in intrinsic business value per share for purposes of the 2007 performance cycle is a weighted average of the following three metrics:  underwriting return on equity including an adjustment to normalize catastrophe losses across years (weighted 40%); growth in adjusted book value per common share (weighted 40%); and growth in the

Company’s price per common share including an adjustment for dividends (weighted 20%). The payout percentage for the 2007 performance cycle (which can range from 0% to 200% of target) also takes into account White Mountains’ growth in intrinsic business value per share for 2005 and 2006.  The growth in intrinsic business value per share upon which payout is based for the period was 10.4%.  The Committee determined that performance versus the target established at the beginning of 2007 yielded a payout of 62.9% of target which resulted in the following payouts to the applicable named executive officers (based upon the market value of one common share on February 26, 2008, or $21.94):  Mr. Miller-$948,078; Mr. Carnase-$55,311; and Mr. Archimedes-$104,289.

2008-2010 Performance Cycle Grants. At the same meeting, certain of the named executive officers of the Company were granted target performance share awards for the 2008-2010 performance cycle with values as follows: Mr. Miller-202,184 shares with a target value of $5,000,000; Mr. McDonough-32,349 shares with a target value of $800,000; Mr. Rehnberg-60,655 shares with a target value of $1,500,000; and Mr. Carnase-60,655 shares with a target value of $1,500,000. Performance against the target governing the performance shares will be confirmed by the Committee following the end of 2010 and the number of performance shares actually awarded at that time will range from 0% to 200% of the target number granted.  The target performance goal has been set at 11% annual growth in intrinsic business value per share.  Growth in intrinsic business value per share for the 2008-2010 performance cycle is a weighted average of the following two metrics:  underwriting return on equity including an adjustment to normalize catastrophe losses across years (50%); and adjusted book value per common share (50%).

Restricted Stock Unit Grants. At the same meeting, the named executive officers of the Company were granted restricted stock unit awards as follows:  Mr. Miller-25,600 units with a target value of $1,228,800; Mr. McDonough-6,800 units with a target value of $326,400; Mr. Rehnberg-5,700 units with a target value of $273,600; Mr. Carnase-6,800 units with a target value of $326,400; and Mr. Archimedes-5,700 units with a target value of $273,600.  The units vest one-third on each of November 9, 2009, 2010 and 2011 and upon the attainment of growth of 4% per cycle in adjusted book value per common share.  Upon vesting, the units are subject to mandatory deferral into a deferred compensation plan administered by the Company.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1                                    Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2008-2010 Performance Share Grant

Exhibit 10.2                                    First Amendment to the OneBeacon Long-Term Incentive Plan (2007)

Exhibit 10.3                                    Form of Restricted Stock Unit Award Agreement

SIGNATURES

                                                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: March 3, 2008
	By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary